SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): September 8, 2008

MAGNITUDE INFORMATION SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

33-20432	75-2228828
(Commission File Number)	(IRS Employer Identification No.)

1250 Route 28, Branchburg, New Jersey 08876
(Address of principal executive offices) (Zip Code)

(908) 927-0004
(Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Item 1.01 Entry into a Material Definitive Agreement

Ivan Tumanov, one of the three founders of Kiwibox Media, Inc., the business subsidiary of Registrant, resigned as a full time employee to pursue other business opportunities. As part of the settlement between Registrant and Mr. Tumanov, his employment agreement was terminated and he was retained as an independent consultant to the Registrant for a six month period. As a consultant, Mr. Tumanov will advise management on technology issues and receive a monthly payment of $12,500. In connection with Mr. Tumanov’s resignation, Registrant arranged for the sale of his Registrant shares and his stock options were canceled.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.34	Resignation Agreement by and between Registrant and Ivan Tumanov, effective as of September 9, 2008.

10.35	Consulting Agreement, by and between Registrant and Ivan Tumanov, effective as of September 9, 2008.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MAGNITUDE INFORMATION SYSTEMS, INC.

By:	/s/ Rudolf Hauke
Rudolf Hauke
President and CEO

Dated: September 24, 2008